United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 17, 2003	333-104448
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 Post Road West, Suite 10
Westport, Connecticut 06880

(Address of Principal Executive Offices) (Zip Code)

(203) 221-2770

(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS.

Effective Registration Statement.

On June 17, 2003, the Securities and Exchange Commission declared IWT Tesoro Corporation’s registration statement on Form SB-2 effective.

In connection with the Registration Statement, two offerings are occurring.  The first is the offer and sale of 250,000 units at $5.50 per unit.  Each unit consists of one share of Tesoro common stock and a warrant to purchase one share at $7.00 per share through June 17, 2006.  The second is an offer by certain Tesoro’s stockholders to sell an aggregate of 1,243,502 registered shares.

The unit offering is being sold on an exclusive basis through July 7, 2003 to Tesoro’s current stockholders.  Thereafter, the units will be offered and sold by Tesoro’s officers and directors, or by certain registered broker-dealers who have entered into a Selected Dealer Agreement with Tesoro and who have been approved by the National Association of Securities Dealers (NASD).

Tesoro’s common stock is not yet trading on any exchange or quotation system.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2003	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President